UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2001

Commission File No. 1-14501

PENNZOIL-QUAKER STATE COMPANY

(Exact name of registrant as specified in its charter)

Delaware                                                                         76-0200625

(State or other jurisdiction of incorporation or organization)         (I.R.S. Employer Identification No.)

Pennzoil Place, P.O. Box 2967

Houston, Texas 77252-2967

(Address of principal executive offices)

Registrant's telephone number, including area code: (713) 546-4000

Item 2. Acquisition or Disposition of Assets

            On April 30, 2001, Pennzoil-Quaker State Company (the "Company" or "Pennzoil-Quaker State") completed the sale of its Shreveport refinery to Calumet Lubricants Company, LP. The Company received $25.2 million from the sale of its Shreveport, Louisiana refinery, which consisted of $14.2 million in cash proceeds and a note for $11.0 million.

            Net assets for the Shreveport refinery of $36.5 million and $30.6 million are included in net assets of discontinued operations of Pennzoil-Quaker State as of December 31, 2000 and March 31, 2001, respectively.

            See the Company's historical consolidated financial statements included in Pennzoil-Quaker State's Annual Report on Form 10-K for the year ended December 31, 2000 and on Form 10-Q for the period ended March 31, 2001 for additional information.

Item 7. Exhibits

(a)  Press release of Pennzoil-Quaker State dated April 30, 2001.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                      PENNZOIL-QUAKER STATE COMPANY

                                                                                          Registrant

                                                                                     S/N Michael J. Maratea

                                                                                      Michael J. Maratea

                                                                                     Vice President and Controller

May 15, 2001